AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1997
                                                    REGISTRATION NO. 333-17991
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549
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                               AMENDMENT NO. 4
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
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                          KOS PHARMACEUTICALS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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

              FLORIDA                        2834                            65-0670898
    (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)
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
                                                                 DANIEL M. BELL
       1001 BRICKELL BAY DRIVE, SUITE 2502,           1001 BRICKELL BAY DRIVE, SUITE 2502,
                 MIAMI, FL 33131                                MIAMI, FL 33131
                   305-577-3464                                   305-577-3464
          (ADDRESS, INCLUDING ZIP CODE,                  (ADDRESS, INCLUDING ZIP CODE,
   AND TELEPHONE NUMBER, INCLUDING AREA CODE,           AND TELEPHONE NUMBER, INCLUDING
  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)          AREA CODE, OF AGENT FOR SERVICE)

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                                  COPIES TO:
        STEVEN SONBERG, ESQ.                                     BRUCE K. DALLAS, ESQ.
          HOLLAND & KNIGHT                                       DAVIS POLK & WARDWELL
 ONE EAST BROWARD BOULEVARD, SUITE 1300                           450 LEXINGTON AVENUE
     FORT LAUDERDALE, FL 33301                                     NEW YORK NY 10017
            954-525-1000                                              212-450-4000
    TELECOPIER NO. 954-463-2030                               TELECOPIER NO. 212-450-4800
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       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after the Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                EXPLANATORY NOTE


     This Amendment No. 4 to the Form S-1 Registration Statement is a Part II filing solely to file exhibits and make related technical changes. Accordingly, a preliminary prospectus has been omitted.

                                    PART II
                     INFORMATION NOT REQUIRED UN PROSPECTUS

ITEM 16. EXHIBITS


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
EXHIBIT NUMBER                                                DESCRIPTION
--------------                                                -----------

1.1* Underwriting Agreement among the Company, Cowen & Company, Dillon, Read & Co. Inc., and Salomon Brothers Inc, as Representatives of the several Underwriters

3.1*              Amended and Restated Articles of Incorporation of the Company

3.2*              Amended and Restated Bylaws of the Company

4.1* See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company defining the rights of holders of Common Stock of the Company

4.2* Form of Common Stock certificate of the Company (incorporated herein by reference to the Company's Registration Statement on Form 8-A filed with the Commission on February 25, 1997)

5*                Opinion of Holland & Knight LLP

10.1*             Employment Agreement dated as of July 1, 1996, between Daniel
                  M. Bell and the Company

10.2* Nonqualified Stock Option Agreement by and between the Company and Daniel M. Bell dated as of June 20, 1996

10.3* Employment Agreement dated as of June 15, 1996, between David Bova and the Company

10.4*             Kos Pharmaceuticals, Inc. 1996 Stock Option Plan

10.5/plus/*       Development Agreement by and between the Company and Fuisz
                  Technologies Ltd.

10.6*             Promissory Note in favor of Kos Investments, Inc.

10.7* Registration Rights Agreement dated as of June 30, 1996 by and between the Company, Kos Holdings, Inc. and Kos Investments, Inc.

10.8* Oakwood Business Center Lease, dated May 2, 1991, between STS Buildings Associates, L.P. and the Company

10.9* Oakwood Business Center Lease, dated May 15, 1990, between STS Buildings Associates, L.P. and the Company

10.10* Oakwood Business Center Lease, dated January 7, 1993, between STS Buildings Associates, L.P. and the Company

10.11* Modification and Extension Agreement, dated June 6, 1996, between STS Buildings Associates, L.P. and the Company

10.12* Assignment and Second Modification of Lease Agreement, dated June 30, 1996, by and between Oakwood Business Center Limited Partnership and the Company

10.13* Assignment and Second Modification of Loan Agreement, dated June 30, 1996, by and between Oakwood Business Center Limited Partnership and the Company

10.14* Assignment and Second Modification of Lease Agreement, dated June 30, 1996, by and between Oakwood Business Center Limited Partnership and the Company

10.15*            Lease between Center Realty, L.P. and the Company, dated May
                  1993

10.16* Third Modification of Lease Agreement, dated November 21, 1996, by and between Oakwood Business Center Limited Partnership and the Company

10.17/plus/*      Option/Licensing Agreement by and between the Company and
                  Fuisz Technologies Ltd.

10.18/plus/       Development Agreement by and between the Company and Fuisz
                  Technologies Ltd.

10.19/plus/*      Option/Licensing Agreement by and between the Company and
                  Fuisz Technologies Ltd.

10.20/plus/*      License Agreement by and between the Company and Upsher-Smith
                  Laboratories, Inc., dated February 7, 1997

21*               Subsidiaries of the Company

23.1*             Consent of Holland & Knight LLP (included in Exhibit 5 above)

23.2*             Consent of Arthur Andersen LLP

24*               Power of Attorney

27*               Financial Data Schedule

                                      II-1
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EXHIBIT NUMBER                                                DESCRIPTION
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99.1*             Consent of John Brademas

99.2*             Consent of Louis C. Lasagna

99.3*             Consent of Mark Novitch

99.4*             Consent of Frederick B. Whittemore
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*      Previously filed.

**     To be filed by amendment.

/plus/ Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.



                                      II-2
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                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on March 6, 1997.

                                          KOS PHARMACEUTICALS, INC.


                                          By: /s/ DANIEL M. BELL
                                              ---------------------------------
                                                  Daniel M. Bell
                                                  President and Chief
                                                  Executive Officer

   Pursuant to the requirements of the Securities Act of 1993, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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
       SIGNATURE                         TITLE                          DATE
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
/s/ DANIEL M. BELL      President, Chief Executive Officer      March 6, 1997
------------------        and Director
 Daniel M. Bell           (Principal Executive Officer)

*                       Chairman of the                         March 6, 1997
------------------        Board of Directors
 Michael Jaharis

*                       Controller                              March 6, 1997
------------------        (Principal Accounting Officer
 Juan F. Rodriguez        and Principal Financial Officer)

*                       Vice Chairman of the                    March 6, 1997
------------------        Board of Directors
 Robert E. Baldini

*                       Director                                March 6, 1997
------------------
 Steven Jaharis

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 *BY: /S/ DANIEL M. BELL                                        March 6, 1997
------------------------
     Daniel M. Bell
     Attorney-in-fact

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                                      II-3
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                              INDEX TO EXHIBITS


     EXHIBIT
      NUMBER                                                DESCRIPTION
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10.18/plus/       Development Agreement by and between the Company and Fuisz
                  Technologies Ltd.


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/plus/ Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.